Clearway Energy, Inc. Reports First Quarter 2025 Financial Results

•Strong quarterly operational performance with availability and capacity factors up YoY in all segments
•Repowering program accelerating with PPA signed at Mt. Storm and awarded PPA at Goat Mountain
•Sponsor-enabled growth continuing forward with 2025 projects initially funded and 2026 projects on track
•Progressed growth by M&A also with Tuolumne closed and signed acquisition of California solar project
•Reaffirming 2025 financial guidance
•Increasing quarterly dividend by 1.7% to $0.4384 per share in Q2 2025, or $1.75 per share annualized

PRINCETON, NJ — April 30, 2025— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported first quarter 2025 financial results, including Net Loss of $104 million, Adjusted EBITDA of $252 million, Cash from Operating Activities of $95 million, and Cash Available for Distribution (CAFD) of $77 million.

“Clearway reported another solid set of results in the first quarter of 2025 and remains on track to fulfill its financial guidance for the year. We continue to advance towards our long-term financial objectives through progress across each of our core growth pathways, including fleet enhancements and repowerings, sponsor-offered dropdowns, and asset-centered M&A. Further reinforced by the announced acquisition of the operational solar project, these redundant growth pathways put us on a solid path to deliver at the top end of the $2.40 to $2.60 in CAFD per share target we set for 2027, and for our long-term financial targets beyond 2027,” said Craig Cornelius, Clearway Energy, Inc.’s President and Chief Executive Officer.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended
Segment	3/31/25	3/31/24
Flexible Generation	2	16
Renewables & Storage	(70)	(44)
Corporate	(36)	(18)
Net Income/(Loss)	$(104)	$(46)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/25	3/31/24
Flexible Generation	44	51
Renewables & Storage	219	169
Corporate	(11)	(9)
Adjusted EBITDA	$252	$211

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/25	3/31/24
Cash from Operating Activities	$95	$81
Cash Available for Distribution (CAFD)	$77	$52

For the first quarter of 2025, the Company reported Net Loss of $104 million, Adjusted EBITDA of $252 million, Cash from Operating Activities of $95 million, and CAFD of $77 million. Net Loss increased versus 2024 primarily due to higher interest expense related to interest rate swaps. Adjusted EBITDA and CAFD results in the first quarter of 2025 were higher than 2024 primarily due to the contribution from growth investments.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended
	3/31/25	3/31/24
Flexible Generation Equivalent Availability Factor	89.3%	86.3%
Solar MWh generated/sold	1,738	1,443
Wind MWh generated/sold	2,743	2,519
Renewables & Storage generated/sold[2]	4,481	3,962

In the first quarter of 2025, availability at the Flexible Generation segment was higher than the first quarter of 2024 primarily due to the timing and duration of spring outages. Generation in the Renewables & Storage segment during the first quarter of 2025 was 13% higher than the first quarter of 2024 primarily due to the contribution of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	3/31/2025	12/31/2024
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$90	$138
Subsidiaries	207	194
Restricted Cash:
Operating accounts	166	184
Reserves, including debt service, distributions, performance obligations and other reserves	248	217
Total Cash	$711	$733
Revolving credit facility availability	614	597
Total Liquidity	$1,325	$1,330

Total liquidity as of March 31, 2025, was $1,325 million, which was $5 million lower than as of December 31, 2024.

As of March 31, 2025, the Company's liquidity included $414 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of March 31, 2025, these restricted funds were comprised of $166 million designated to fund operating expenses, approximately $133 million designated for current debt service payments, and $83 million of reserves for debt
1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment service, performance obligations and other items including capital expenditures. The remaining $32 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Updates

3rd Party Acquisition of Operational Solar Project

On April 25, 2025, the Company entered into a binding agreement to acquire an approximately 100 MW operating solar project located in California from a third-party. The Company expects its corporate capital commitment to acquire the facility to be between $120 million and $125 million. The project reached commercial operations in 2013 and has a revenue contract with an investment-grade utility through 2038. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in the second half of 2025.

Tuolumne Wind

On April 29, 2025, the Company closed the acquisition of Tuolumne Wind, a 137 MW wind project located in Klickitat County, Washington from Turlock Irrigation District. The project has a PPA with Turlock Irrigation District, an investment-grade regulated entity, with an initial contract term of 15 years to 2040. In conjunction with the acquisition, the Company received from Turlock Irrigation District a contractual extension option to enable a potential future repowering of the project. After factoring in closing adjustments and new non-recourse project-level debt, the Company's corporate capital commitment to acquire the project was $61 million. The Company expects the project to contribute asset CAFD on a five-year average annual basis of approximately $9 million beginning January 1, 2026.

Mt. Storm Repowering Update

On February 12, 2025, the Company entered into agreements with Clearway Group to repower the Mt. Storm Wind project located in Grant County, West Virginia. Upon achieving repowering commercial operations in 2026 and 2027, the project is expected to sell power to Microsoft for 20 years under an awarded power purchase agreement. The Company will have the option to invest approximately $220-230 million in long-term corporate capital, subject to closing adjustments, and Clearway Group achieving certain repowering development milestones. The repowering is estimated to contribute incremental asset CAFD on a five-year average annual basis of approximately $26-28 million beginning January 1, 2028.

Goat Mountain Potential Repowering

During the second quarter of 2025, Goat Mountain, a wind project located in Sterling, Texas, was an awarded a PPA and is finalizing the terms of the contract. The awarded PPA would underpin a repowering targeted in 2027. The potential investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

San Juan Mesa Potential Repowering

During the second quarter of 2025, San Juan Mesa, a wind project located in Elida, New Mexico, executed a PPA extension through 2026 with its existing offtaker. The extension would serve as a bridge to a repowering targeted in 2027. The potential investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Quarterly Dividend

On April 29, 2025, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4384 per share payable on June 16, 2025, to stockholders of record as of June 2, 2025.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reaffirming its 2025 full year CAFD guidance range of $400 million to $440 million. The midpoint of the 2025 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a potential distribution of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On April 30, 2025, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 11.8 GW of gross capacity in 26 states, including approximately 9 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of flexible dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, April 30, 2025, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.
# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2025	2024
Operating Revenues
Total operating revenues	$298	$263
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	122	126
Depreciation, amortization and accretion	163	154
General and administrative	10	11
Transaction and integration costs	3	1
Total operating costs and expenses	298	292
Operating Loss	—	(29)
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	5	12
Other income, net	7	16
Loss on debt extinguishment	—	(1)
Interest expense	(116)	(57)
Total other expense, net	(104)	(30)
Loss Before Income Taxes	(104)	(59)
Income tax expense (benefit)	—	(13)
Net Loss	(104)	(46)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(108)	(44)
Net Income (Loss) Attributable to Clearway Energy, Inc.	$4	$(2)
Earnings (Loss) Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	83	82
Earnings (Loss) Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.03	$(0.02)
Dividends Per Class A Common Share	$0.4312	$0.4033
Dividends Per Class C Common Share	$0.4312	$0.4033

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three months ended March 31,
(In millions)	2025	2024
Net Loss	$(104)	(46)
Other Comprehensive Loss
Unrealized loss on derivatives and changes in accumulated OCI, net of income tax benefit of $(1), and $—	(5)	(1)
Other comprehensive loss	(5)	(1)
Comprehensive Loss	(109)	(47)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interests	(111)	(43)
Comprehensive Income (Loss) Attributable to Clearway Energy, Inc.	$2	$(4)

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$297	$332
Restricted cash	414	401
Accounts receivable — trade	183	164
Inventory	67	64
Derivative instruments	24	39
Prepayments and other current assets	54	67
Total current assets	1,039	1,067
Property, plant and equipment, net	10,329	9,944
Other Assets
Equity investments in affiliates	300	309
Intangible assets for power purchase agreements, net	2,083	2,125
Other intangible assets, net	67	68
Derivative instruments	113	136
Right-of-use assets, net	573	547
Other non-current assets	143	133
Total other assets	3,279	3,318
Total Assets	$14,647	$14,329
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$392	$430
Accounts payable — trade	98	82
Accounts payable — affiliates	28	31
Derivative instruments	73	56
Accrued interest expense	37	53
Accrued expenses and other current liabilities	56	66
Total current liabilities	684	718
Other Liabilities
Long-term debt	7,231	6,750
Deferred income taxes	68	89
Derivative instruments	314	315
Long-term lease liabilities	594	569
Other non-current liabilities	336	324
Total other liabilities	8,543	8,047
Total Liabilities	9,227	8,765
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,147,579 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 83,218,834, Class D 41,576,142) at March 31, 2025 and 202,147,579 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,833,226, Class D 41,961,750) at December 31, 2024	1	1
Additional paid-in capital	1,735	1,805
Retained earnings	207	254
Accumulated other comprehensive income	—	3
Noncontrolling interest	3,477	3,501
Total Stockholders’ Equity	5,420	5,564
Total Liabilities and Stockholders’ Equity	$14,647	$14,329

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2025	2024
Cash Flows from Operating Activities
Net Loss	$(104)	$(46)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(5)	(12)
Distributions from unconsolidated affiliates	8	9
Depreciation, amortization and accretion	163	154
Amortization of financing costs and debt discounts	3	4
Amortization of intangibles	43	46
Loss on debt extinguishment	—	1
Reduction in carrying amount of right-of-use assets	4	4
Changes in deferred income taxes	(2)	(10)
Changes in derivative instruments and amortization of accumulated OCI	45	2
Changes in other working capital	(60)	(71)
Net Cash Provided by Operating Activities	95	81
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	(4)	(111)
Capital expenditures	(56)	(98)
Return of investment from unconsolidated affiliates	6	4
Other	8	2
Net Cash Used in Investing Activities	(46)	(203)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	44	207
Payments of dividends and distributions	(87)	(81)
Proceeds from the issuance of long-term debt	35	74
Payments for long-term debt	(63)	(166)
Net Cash (Used in) Provided by Financing Activities	(71)	34
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(22)	(88)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	733	1,051
Cash, Cash Equivalents and Restricted Cash at End of Period	$711	$963

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564
Net income (loss)	—	—	—	4	—	(108)	(104)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(3)	(5)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(4)	(4)
Transfers of assets under common control	—	—	(89)	—	(1)	79	(11)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(36)	(87)
Other	—	—	—	—	—	(1)	(1)
Balances at March 31, 2025	$—	$1	$1,735	$207	$—	$3,477	$5,420

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2023	$—	$1	$1,732	$361	$7	$2,893	$4,994
Net loss	—	—	—	(2)	—	(45)	(47)
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	1	(1)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	2	—	—	(42)	(40)
Non-cash adjustments for change in tax basis	—	—	6	—	—	—	6
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(47)	—	(34)	(81)
Other	—	—	—	(1)	—	—	(1)
Balances at March 31, 2024	$—	$1	$1,741	$311	$5	$2,987	$5,045

Appendix Table A-1: Three Months Ended March 31, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$2	$(70)	$(36)	$(104)
Plus:
Interest Expense, net	8	79	22	109
Depreciation, Amortization, and ARO	28	135	—	163
Contract Amortization	5	39	—	44
Mark to Market (MtM) Losses/(Gains) on economic hedges	(2)	13	—	11
Transaction and integration costs	—	—	3	3
Other non-recurring	—	15	—	15
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	8	—	11
Adjusted EBITDA	$44	$219	$(11)	$252

Appendix Table A-2: Three Months Ended March 31, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$16	$(44)	$(18)	$(46)
Plus:
Income Tax Benefit	—	—	(13)	(13)
Interest Expense, net	6	14	20	40
Depreciation, Amortization, and ARO	32	122	—	154
Contract Amortization	5	41	—	46
Loss on Debt Extinguishment	—	1	—	1
Mark to Market (MtM) Losses/(Gains) on economic hedges	(11)	35	—	24
Transaction and integration costs	—	—	1	1
Other non-recurring	—	(1)	—	(1)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	1	—	4
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$51	$169	$(9)	$211

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/25	3/31/24
Adjusted EBITDA	$252	$211
Cash interest paid	(99)	(90)
Changes in prepaid and accrued liabilities for tolling agreements	(10)	(10)
Adjustments to reflect sale-type leases and payments for lease expenses	2	3
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(15)	(17)
Distributions from unconsolidated affiliates	8	9
Changes in working capital and other	(43)	(25)
Cash from Operating Activities	95	81
Changes in working capital and other	43	25
Return of investment from unconsolidated affiliates	6	4
Net distributions (to)/from non-controlling interest[3]	(13)	(5)
Cash receipts from notes receivable	1	—
Maintenance capital expenditures	(1)	(2)
Principal amortization of indebtedness[4]	(58)	(51)
Cash Available for Distribution before Adjustments	$73	$52
2025 Net impact of drop downs from timing of construction debt service	4	—
Cash Available for Distribution	$77	$52

Appendix Table A-4: Three Months Ended March 31, 2025, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2025:

Three Months Ended
($ in millions)	3/31/25
Sources:
Net cash provided by operating activities	95
Contributions from noncontrolling interests, net of distributions	44
Proceeds from the issuance of long-term debt	35
Return of investment from unconsolidated affiliates	6
Other net cash inflows	8

Uses:
Payments of dividends and distributions	(87)
Payments for long-term debt	(63)
Capital expenditures	(56)
Acquisition of Drop Down Assets, net of cash acquired	(4)

Change in total cash, cash equivalents, and restricted cash	$(22)
3 2025 excludes $64 million of contributions related to Rosamond South I; 2024 excludes $224 million of contributions related to Texas Solar Nova 2
4 2025 excludes $6 million for the repayment of bridge loans in connection with Rosamond South I; 2024 excludes $115 for the repayment of bridge loans in connection with Texas Solar Nova 2

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2025 Full Year Guidance Range
Net Income	(40) - 0
Income Tax Expense	(4)
Interest Expense, net	335
Depreciation, Amortization, and ARO Expense	840
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	61
Non-Cash Equity Compensation	3
Adjusted EBITDA	1,195 - 1,235
Cash interest paid	(314)
Changes in prepaid and accrued liabilities for tolling agreements	(4)
Adjustments to reflect sale-type leases and payments for lease expenses	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(83)
Cash distributions from unconsolidated affiliates[5]	46
Income Tax Payments	(2)
Cash from Operating Activities	844 - 884
Net distributions to non-controlling interest[6]	(119)
Cash receipts from notes receivable	3
Maintenance capital expenditures	(24)
Principal amortization of indebtedness[7]	(304)
Cash Available for Distribution	400 - 440

Appendix Table A-6: Adjusted EBITDA and Cash Available for Distribution Growth Projects

($ in millions)	Tuolumne wind 5 Year Ave. 2026-2030	Mt Storm Repowering 5 Year Ave. 2028-2032
Net Income[8]	7	19-21
Interest Expense, net	8	17
Depreciation, Amortization, and ARO Expense	17	5
Adjusted EBITDA	32	41-43
Cash interest paid	(8)	(17)
Cash from Operating Activities	24	24-26
Net distributions (to)/from non-controlling interest	—	(7)
Maintenance capital expenditures	(1)	15
Principal amortization of indebtedness	(14)	(6)
Estimated Cash Available for Distribution	9	26-28

5 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
6 Includes tax equity proceeds and distributions to tax equity partners
7 2025 excludes maturities assumed to be refinanced
8 3rd Party Solar M&A excludes purchase accounting adjustments

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of March 31, 2025 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.